Exhibit 99.1

VirTra Reports Third Quarter and Nine Month 2023 Financial Results

Quarterly Revenue Increases 54% Year-Over-Year to $7.6 Million

Quarterly Net Income Increases by $2.4 Million to $1.6 Million

CHANDLER, Ariz. — November 14, 2023 — VirTra, Inc. (Nasdaq: VTSI) (“VirTra”), a global provider of judgmental use of force training simulators, firearms training simulators for the law enforcement and military markets, reported results for the third quarter ended September 30, 2023. The financial statements are available on VirTra’s website and here.

Third Quarter 2023 Financial Highlights:

●	Total revenue increased 54% to $7.6 million

●	Gross profit increased 114% to $5.4 million, or 71% of total revenue

●	Net income increased by $2.4 million to $1.6 million

●	Adjusted EBITDA increased to $2.9 million

●	Cash and cash equivalents of $17.2 million at September 30, 2023

Nine Month 2023 Financial Highlights:

●	Total revenue increased 42% to $27.9 million

●	Gross profit increased 67% to $18.3 million, or 65% of total revenue

●	Net income increased by $5.0 million to $5.6 million

●	Adjusted EBITDA increased to $9.4 million

Third Quarter and Nine Month 2023 Financial Highlights:

	For the Three Months Ended			For the Nine Months Ended
All figures in millions, except per share data	September 30, 2023	September 30, 2022	% Δ	September 30, 2023	September 30, 2022	% Δ
Total Revenue	$7.6	$4.9	54%	$27.9	$19.7	42%

Gross Profit	$5.4	$2.5	114%	$18.3	$10.9	67%
Gross Margin	71%	51%	N/A	65%	56%	N/A

Net Income (Loss)	$1.6	$(0.8)	N/A	$5.6	$0.6	N/A
Diluted EPS	$0.15	$(0.07)	N/A	$0.51	$0.05	N/A
Adjusted EBITDA	$2.9	$(0.5)	N/A	$9.4	$1.7	N/A

Management Commentary

“Building on our record-breaking first half, we’ve made further strides in improving our operations and sales activity this quarter, resulting in a robust 54% increase in quarterly revenue,” said VirTra CEO John Givens. “These ongoing improvements, with significant developments made in the third quarter, such as enhancing our production facility and focusing on our machine shop processes and equipment upgrades, are set to continue bearing fruit in future quarters. These efforts have not only accelerated manufacturing but also improved product quality, ultimately leading to higher customer satisfaction. With our significantly improved business operations, we are directing our attention towards increasing sales productivity, and we’re already realizing early progress.

“The changes we’ve made to our sales methodology, compensation, and territory structuring are set to deliver substantial results in the near term and will continue to compound over the coming years. As part of these sales enhancements, we’ve expanded our team to boost customer success and enable our salesforce to focus on driving new business. This concerted effort, combined with our sustained success in the law enforcement market and the solid early progress achieved in key military contracts, positions VirTra for strong, sustained growth in the long term.

“Furthermore, our focus on developing industry-leading technology continues to unlock long-term value. In Q3, we unveiled V-XR®, our extended reality training solution, to our product portfolio. This strategic addition prioritizes the development of essential interpersonal skills crucial for law enforcement professionals, enabling them to navigate sensitive situations, de-escalate conflicts, and build trust with their communities. By integrating soft skills training into our curriculum, we aim to provide law enforcement professionals with the tools and knowledge needed for more meaningful and effective community engagement. Emphasizing empathy, communication, and cultural awareness, V-XR® sets a new industry standard and maintains a competitive price point, making it accessible to law enforcement agencies, large and small. Strong pre-order demand signals its potential as a gateway to larger simulator sales. We’ve also streamlined aspects of our simulators, ensuring easier access to control computers while reducing assembly costs and time. These enhancements, combined with ongoing content updates, further solidify our position as the market leader in training technology.”

Third Quarter 2023 Financial Results

Total revenue increased 54% to $7.6 million from $4.9 million in the third quarter of 2022. The increase in revenue was driven by a continued improvement in sales strategy and continued demand for training solutions.

Gross profit increased 114% to $5.4 million from $2.5 million in the third quarter of 2022. Gross profit margin was 71%, an increase compared to 51% in the third quarter of 2022.

Net operating expense was $3.7 million, compared to $3.6 million in the third quarter of 2022. The slight increase in net operating expense was associated with additional staffing and the opening of our Orlando facility.

Operating income increased by $2.8 million to $1.7 million from $(1.1) million in the third quarter of 2022.

Net income was $1.6 million, or $0.15 per diluted share (based on 10.9 million weighted average diluted shares outstanding), an improvement compared to net income of $(0.8) million, or $(0.07) per diluted share (based on 10.9 million weighted average diluted shares outstanding), in the third quarter of 2022.

Adjusted EBITDA, a non-GAAP metric, increased to $2.9 million from $(0.5) million in the third quarter of 2022.

Nine Months Ended September 30, 2023 Financial Results

Total revenue increased 42% to $27.9 million from $19.7 million in the first nine months of 2022. The increase in revenue was driven by record first-half performance and continued improvement in sales strategy.

Gross profit increased 67% to $18.3 million from $10.9 million in the first nine months of 2022. Gross profit margin was 65%, an increase compared to 56% in the first nine months of 2022. The increase in gross profit margin was primarily due to the aforementioned increase in revenue while maintaining cost of sales in line with 2022 levels.

Net operating expense was $11.2 million, compared to $10.3 million in the first nine months of 2022. The increase in net operating expense was primarily driven by an increase in salaries and benefits resulting from the addition of new staff, expenses for the new Orlando office, as well as an increase in R&D spend, and the implementation expense related to the launch of the Company’s new ERP system.

Operating income jumped to $7.1 million in the first nine months of 2023, a $6.4 million increase from $0.7 million in the prior year period.

Net income was $5.6 million, or $0.51 per diluted share (based on 10.9 million weighted average diluted shares outstanding), an improvement compared to net income of $0.6 million, or $0.05 per diluted share (based on 10.9 million weighted average diluted shares outstanding), in the first nine months of 2022.

Adjusted EBITDA, a non-GAAP metric, increased to $9.4 million from $1.7 million in the first nine months of 2022.

Financial Commentary

“The third quarter was highlighted by sustained revenue growth and significant profitability improvements,” said VirTra CFO Alanna Bourdeau. “Our 71% gross margins reflect our commitment to managing cost of sales as we drive business expansion. Although we experienced a temporary slowdown in our bookings during Q3, partly due to a brief government shutdown, we expect them to rebound and accelerate as our sales initiatives gain further traction. Our pipeline continues to grow while our backlog remains heathy and will continue to provide our year-over-year revenue increase in the fourth quarter. Based on our excellent performance in the first nine months, we are very confident in surpassing our year-end targets for 2023, and we anticipate continued revenue and profitability expansion as we move into 2024.”

Conference Call

VirTra’s management will hold a conference call today (November 14, 2023) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s Chief Executive Officer John Givens, Chief Financial Officer Alanna Boudreau, and Executive Chairman Bob Ferris will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Conference ID: 13742019

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through November 28, 2023.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13742019

About VirTra, Inc.

VirTra (Nasdaq: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship, and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Three Months Ended				For the Nine Months Ended
	September 30	September 30	Increase	%	September 30	September 30	Increase	%
	2023	2022	(Decrease)	Change	2023	2022	(Decrease)	Change

Net Income	$1,634,790	$(802,881)	$2,437,671	304%	$5,607,804	$561,567	$5,046,237	899%
Adjustments:
Provision for income taxes	244,316	(222,683)	466,999	210%	1,863,150	148,001	1,715,149	1159%
Depreciation and amortization	121,054	423,069	(302,015)	-71%	602,535	659,775	(57,240)	-9%
Interest (net)	23,957	-	23,957	100%	133,377	-	133,377	100%
EBITDA	$2,024,117	$(602,495)	$2,626,612	436%	$8,206,866	$1,369,343	$6,837,523	499%
Right of use amortization	843,042	131,221	711,821	542%	1,209,397	291,879	917,518	314%

Adjusted EBITDA	$2,867,159	$(471,274)	$3,338,433	708%	$9,416,263	$1,661,222	$7,755,041	467%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risks and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover and Alec Wilson

Gateway Group, Inc.

VTSI@gateway-grp.com

949-574-3860

- Financial Tables to Follow -

VIRTRA, INC.

CONDENSED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,201,178	$13,483,597
Accounts receivable, net	14,134,515	3,002,887
Inventory, net	10,775,630	9,592,328
Unbilled revenue	2,998,700	7,485,990
Prepaid expenses and other current assets	1,310,589	531,051

Total current assets	46,420,612	34,095,853

Long-term assets:
Property and equipment, net	15,096,353	15,267,133
Operating lease right-of-use asset, net	843,042	1,212,814
Intangible assets, net	569,762	587,777
Security deposits, long-term	35,691	35,691
Other assets, long-term	201,670	376,461
Deferred tax asset, net	5,361,667	2,238,762

Total long-term assets	22,108,185	19,718,638

Total assets	$68,528,797	$53,814,491

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,386,038	$1,251,240
Accrued compensation and related costs	1,381,507	1,494,890
Accrued expenses and other current liabilities	5,936,871	1,917,922
Note payable, current	207,220	232,537
Operating lease liability, short-term	578,517	557,683
Deferred revenue, short-term	7,738,550	4,302,492

Total current liabilities	17,228,703	9,756,764

Long-term liabilities:
Deferred revenue, long-term	3,446,423	1,605,969
Note payable, long-term	7,872,784	8,050,116
Operating lease liability, long-term	307,086	720,023

Total long-term liabilities	11,626,293	10,376,108

Total liabilities	28,854,996	20,132,872

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 10,961,356 and 10,900,759 shares issued and outstanding as of September 30, 2023 and December 31, 2022 respectively	1,094	1,089
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-

Additional paid-in capital	31,804,768	31,420,395
Retained earnings	7,867,939	2,260,135

Total stockholders’ equity	39,673,801	33,681,619

Total liabilities and stockholders’ equity	$68,528,797	$53,814,491

VIRTRA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	09/30/2023	09/30/2022	09/30/2023	09/30/2022
Revenue:
Net Sales	$7,561,582	$4,903,397	$27,925,420	$19,654,008
Total Revenue	7,561,582	4,903,397	27,925,420	19,654,008

Cost of sales	2,175,508	2,387,307	9,669,708	8,707,096

Gross Profit	5,386,074	2,516,090	18,255,712	10,946,912

Operating Expenses:
General and administrative	3,229,075	2,900,100	9,220,751	8,281,543
Research and Development	487,388	687,890	1,965,438	1,984,343

Net Operating expense	3,716,463	3,587,990	11,186,189	10,265,886

Income from operations	1,669,611	(1,071,900)	7,069,523	681,026

Other Income (expense):
Other Income	233,521	112,571	625,761	223,950
Other Expense	(24,026)	(66,235)	(224,330)	(195,408)

Net other income (expense)	209,495	46,336	401,431	28,542

Income before provision for income taxes	1,879,106	(1,025,564)	7,470,954	709,568

Provision (Benefit) for income taxes	244,316	(222,683)	1,863,150	148,001

Net Income	$1,634,790	$(802,881)	$5,607,804	$561,567

Net income (loss) per common share:
Basic	$0.15	$(0.07)	$0.51	$0.05
Diluted	$0.15	$(0.07)	$0.51	$0.05

Weighted average shares outstanding:
Basic	10,934,962	10,867,745	10,924,486	10,850,912
Diluted	10,942,509	10,867,745	10,929,155	10,870,842

VIRTRA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30
	2023	2022
Cash flows from operating activities:
Net income (loss)	$5,607,804	$561,567
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	701,536	659,775
Right of use amortization	369,772	291,879
Stock issued for service	342,475	444,025
Changes in operating assets and liabilities:
Accounts receivable, net	(11,131,628)	1,578,205
Interest receivable	-	-
Inventory, net	(1,183,302)	(4,755,126)
Deferred taxes	(3,122,905)	112,377
Unbilled revenue	4,487,290	(158,905)
Prepaid expenses and other current assets	(779,538)	235,824
Other assets	174,791	(186,727)
Security deposits, long-term	-	(15,979)
Accounts payable and other accrued expenses	4,015,047	137,762
Payments on operating lease liability	(392,103)	(291,039)
Deferred revenue	5,276,512	(66,237)

Net cash provided by (used in) operating activities	4,365,751	(1,452,599)

Cash flows from investing activities:
Purchase of intangible assets	-	(120,016)
Purchase of property and equipment	(512,249)	(2,324,058)
Net cash (used in) investing activities	(512,249)	(2,444,074)

Cash flows from financing activities:
Principal payments of debt	(177,824)	(172,589)
Stock issued for options exercised	41,903	33,851
Net cash (used in) financing activities	(135,921)	(138,738)

Net increase (decrease) in cash and restricted cash	3,717,581	(4,035,411)
Cash and restricted cash, beginning of period	13,483,597	19,708,565
Cash and restricted cash, end of period	$17,201,178	$15,673,154

Supplemental disclosure of cash flow information:
Cash (refunded) paid:	$-	$99,035
Income taxes paid (refunded)	$-	$128,507
Interest paid	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Addition of new lease and corresponding ROU asset and lease liability	$-	$840,843
Conversion of inventory to property and equipment	$-	$322,968